Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I, Gerald McMahon, Chief Executive Officer of Harpoon Therapeutics, Inc. (the “Company”), and Georgia Erbez, Chief Financial Officer of the Company, each hereby certifies, to the best of his or her knowledge:

(1)

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2)	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2020

In Witness Whereof, the undersigned have set their hands hereto as of the 6th day of May, 2020.

/s/ Gerald McMahon, Ph.D./s/ Georgia Erbez

Gerald McMahon, Ph.D.Georgia Erbez

President and Chief Executive OfficerChief Financial Officer